Exhibit 10.22

Executive Agreement Addendum

Name: Malik Talib             Title: Executive Vice President of VeriChip Corporation             Effective Date: April 1, 2005

Location: Richmond, BC Canada

Reports to: Kevin McLaughlin             Title: CEO – VeriChip Corporation

Salary:	Quarterly Bonus: - Section 1.	Yearly Bonus: - Section 2.

$210,000 Canadian	$2,500 Canadian @ Qtr	Up to 50% of base salary

Except as modified hereby, the terms and provisions of that certain Executive Agreement, dated as of February 1, 2000, by and between VeriChip Inc. (f/k/a EXI Technologies Inc.) and Mr. Talib shall remain in full force and effect.

General Description of Duties:

•	Supervision of Vancouver operation

•	Strategic / Revenue producing acquisitions for VeriChip

•	Creating significant Partnerships and Alliances in Gov’t and Commercial

•	Capital market activity for the new VeriChip Corporation

•	Other assigned tasks as necessary

SECTION 1. Quarterly Bonus

•	Attainment of Financial Objectives by Qtr. (eXI budget for 2005 as submitted to ADS) 50%

•	VeriChip Integration Goals (as agreed upon by President and CEO each Qtr) 50%

SECTION 2. Yearly Bonus Criteria (up to 50% of base salary)

•	30% Financial – EBITDA

•	15% Strategic / Revenue producing acquisitions

•	15% Capital market activity

•	5% Strategic Partnership

•	5% Major Distribution Agreement

•	30% Integration Goals

    Product (10%)

    Personnel (10%)

    Company (10%)

SECTION 3. Other Financial Consideration

•	Initial VeriChip Option Grant of 115,575 @ U.S. $1.54

•	Subsequent VeriChip Option Grant of 5,746 @ U.S. $1.54 on or prior to January 15, 2006

Malik Talib	Date:

/s/ Kevin McLaughlin
Kevin McLaughlin	Date: